UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2013
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On February 20, 2013, Post Holdings, Inc. (the “Company” or “Post”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC (the “Initial Purchasers”) relating to the sale by the Company of 2,100,000 shares of its 3.75% Series B Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”), and up to an additional 315,000 shares of the Preferred Stock pursuant to an option granted to the Initial Purchasers by Post, in a private placement to “qualified institutional buyers” in the United States defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. On February 21, 2013, the Initial Purchasers exercised the option to acquire the full 315,000 additional shares of Preferred Stock, and the offering of 2,415,000 shares of the Preferred Stock, for gross proceeds of $241,500,000, closed on February 26, 2013 in accordance with the terms of the Purchase Agreement. The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.
Net proceeds from the offering, after commissions or discounts to the initial purchasers of approximately $6,300,000 and the payment of certain expenses, were approximately $233,500,000. The Company intends to use the net proceeds from the offering to repay in full all amounts outstanding under its term loan facility, which had a principal balance of $168.4 million as of December 31, 2012, and use the remaining net proceeds for general corporate purposes which could include, among other things, financing acquisitions.
Item 3.02    Unregistered Sales of Equity Securities.
The information with respect to the issuance of the Preferred Stock set forth in Items 1.01 and 5.03 hereof is incorporated by reference herein.
Item 3.03    Material Modification to Rights of Security Holders.
The information with respect to the terms of the Preferred Stock set forth in Item 5.03 hereof is incorporated by reference herein.
Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective February 22, 2013, Post filed with the Missouri Secretary of State a Certificate of Designation, Preferences and Rights of 3.75% Series B Cumulative Perpetual Convertible Preferred Stock (the “Certificate”), which sets forth the terms and conditions of the Preferred Stock and becomes a part of the Company’s Amended and Restated Articles of Incorporation. The description of the Preferred Stock contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Certificate, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.
Ranking. The Preferred Stock will rank, with respect to dividend rights and rights upon Post’s liquidation, dissolution or winding up:

•	senior to all classes or series of Post’s common stock and to any other class or series of Post’s capital stock expressly designated as ranking junior to the Preferred Stock;

•	on parity with any other class or series of Post’s capital stock expressly designated as ranking on parity with the Preferred Stock;

•	junior to any other class or series of Post’s capital stock expressly designated as ranking senior to the Preferred Stock;

•	junior to all of Post’s existing and future indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of Post’s subsidiaries and any capital stock of Post’s subsidiaries not held by Post.
The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Preferred Stock.
Dividends. Holders of the Preferred Stock are entitled to receive cumulative cash dividends at the rate of 3.75% per annum (the “dividend rate”) of the $100 liquidation preference per share of the Preferred Stock, subject to adjustment as noted below and provided for in the Certificate. Dividends on the Preferred Stock will be payable, when, as and if declared by Post’s board of directors, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “dividend payment date”), commencing on May 15, 2013.
Cumulative dividends on the Preferred Stock will accrue from the first date of original issuance. Dividends on the Preferred Stock will accrue even if any of Post’s agreements prohibit the current payment of dividends, Post does not have earnings or funds legally available to pay such dividends or Post does not declare the payment of dividends. Accrued and unpaid dividends for any past dividend periods may be declared and paid at any time to holders of record not more than 30 nor less than 10 calendar days immediately preceding such payment date, and holders will not receive any interest or sum of money in lieu of interest on account of the delay in payment. A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the first date of original issuance of the Preferred Stock to, but excluding, the next succeeding dividend payment date.
Liquidation Preference. If Post liquidates, dissolves or winds up, holders of shares of the Preferred Stock will have the right to receive $100 per share of the Preferred Stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of Post’s common stock and any other class or series of capital stock ranking junior to the Preferred Stock as to liquidation rights.
Optional Redemption. Post may not redeem the Preferred Stock prior to February 15, 2018. On or after February 15, 2018, Post will have the option to redeem some or all the shares of the Preferred Stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends to the redemption date if the closing sale price of Post’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Post provides notice of redemption. The redemption price will be paid solely in cash. However, if accrued and unpaid dividends on the Preferred Stock for all complete dividend periods prior to the dividend period in which the redemption date falls have not been paid, the Preferred Stock may not be called for redemption. Post’s right to redeem the Preferred Stock is subject to the right of holders of Preferred Stock to convert their Preferred Stock prior to the redemption date, as noted below and provided for in the Certificate.
Post will give notice of any redemption not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date.
Limited Voting Rights. Holders of shares of the Preferred Stock will generally have no voting rights, except as otherwise required by Missouri law, or in matters where holders are entitled to vote or as follows. If dividends on any shares of the Preferred Stock or any other class or series of preferred stock that ranks equally with the Preferred Stock as to payment of dividends and with equivalent voting rights have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, holders of the outstanding shares of the Preferred Stock, voting together as a single class with holders of any other series of Post’s preferred stock ranking equally with the Preferred Stock as to payment of dividends and with equivalent voting rights, will be entitled to vote for the election of two additional directors to Post’s board, subject to the terms and to the limited extent noted below and provided for in the Certificate. Without the consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock together with any other series of Post’s preferred stock ranking on parity as to dividends or liquidation rights and with equivalent voting rights, voting as a single class, Post will not create, or increase the shares of, any class or series of stock ranking senior to the Preferred Stock with respect to dividend payments or liquidation rights, or create any obligation or security convertible into or evidencing the right to purchase any such shares, or amend the Company’s Amended and Restated Articles of Incorporation so as to materially and adversely affect any rights of the Preferred Stock.
Conversion Rights. Holders of shares of the Preferred Stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the Preferred Stock at an initial conversion rate of 2.1192 shares of Post’s common stock per $100 liquidation preference, which is equivalent to an initial conversion price of approximately $47.19 per share of Post’s common stock (subject to adjustment in certain events). Post will not make any payments in respect of, or adjust the conversion rate to account for, accrued and unpaid dividends on the Preferred Stock to the conversion date except as provided in the Certificate and noted below.
Upon surrender of Preferred Stock for conversion, we will deliver shares of Post’s common stock, together with cash in lieu of fractional shares, on the third business day immediately following the relevant conversion date.
Make-Whole Premium Upon a Fundamental Change. If a fundamental change occurs, a holder may elect to convert the Preferred Stock in connection with the fundamental change as follows:

•
if Post’s stock price (as defined in the Certificate) is greater than or equal to $37.75 per share (subject to adjustment as described in the Certificate), the holder may elect to have the conversion rate increased by a number of additional shares of Post’s common stock (the “fundamental change make-whole premium”) determined based on the stock price and effective date (each as defined in the Certificate) of the fundamental change; or

•
regardless of the stock price, the holder may elect to have the conversion rate increased to equal the $100 liquidation preference, plus all accrued and unpaid dividends to, but excluding, the fundamental change settlement date (as defined in the Certificate) (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include accrued and unpaid dividends that will be paid to holders of record on such record date), divided by the average of the closing sale prices of Post’s common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date. Notwithstanding the foregoing, the conversion rate as adjusted as described in this bullet will not exceed 2.6490 shares of Post’s common stock per share of Preferred Stock (the “share cap”), unless and until Post receives the shareholder approval (as defined below), in which case the conversion rate as so adjusted will not exceed 5.2980 shares of common stock per share of Preferred Stock (the “adjusted share cap”).

A description of how the fundamental change make-whole premium will be determined and a table showing the fundamental change make-whole premium that would apply at various stock prices and effective dates is set forth in the Certificate.
A “fundamental change” will be deemed to have occurred at the time that any of the following occurs:

(i)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Post, its subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of Post’s common equity representing more than 50% of the voting power of such common equity;

(ii)
the consummation of (A) any recapitalization, reclassification or change of Post’s common stock (other than changes resulting from a subdivision or combination) as a result of which Post’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of Post pursuant to which Post’s common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Post and its subsidiaries, taken as a whole, to any person other than one of Post’s subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of Post’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (ii);

(iii)	Post’s shareholders approve any plan or proposal for the liquidation or dissolution of Post; or

(iv)
Post’s common stock (or other common stock underlying the convertible preferred stock) ceases to be listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (ii) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by Post’s common shareholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares.
Shareholder Approval; Increased Dividend Rate. If Post does not obtain the requisite shareholder approval to increase the share cap to the adjusted share cap (the “shareholder approval”) by February 20, 2014, the per annum dividend rate on the Preferred Stock will increase by 0.25% during the period from, and including, February 20, 2014 to, but excluding, the date on which the requisite shareholder approval is obtained.
Conversion Rate Adjustments. The conversion rate is subject to adjustment upon the occurrence of certain events, including if Post distributes to holders of outstanding shares of Post’s common stock cash dividends.
Increased Dividend Rate. If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Preferred Stock, Post fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), or the Preferred Stock is not otherwise freely tradable by holders other than Post’s affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of the Preferred Stock or the related certificate of designations), the per annum dividend rate on the Preferred Stock will increase by 0.50% during the period for which Post’s failure to file continues or the Preferred Stock fails to be so freely tradable, as the case may be.
Further, if, and for so long as,

•	the restrictive legend on the Preferred Stock has not been removed,

•	the Preferred Stock is assigned a restricted CUSIP number, or

•
the Preferred Stock is not otherwise freely tradable by holders other than Post’s affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of the Preferred Stock or the related certificate of designations), as of the 365th day after the last date of original issuance of the Preferred Stock, the per annum dividend rate on the Preferred Stock will be increased by 0.50% until the restrictive legend is removed, the Preferred Stock is assigned an unrestricted CUSIP number and the Preferred Stock is freely tradable as described above.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2013	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibits Number	Description
4.1	Certificate of Designation, Preferences and Rights of 3.75% Series B Cumulative Perpetual Convertible Preferred Stock
10.1	Purchase Agreement